Exhibit 10.6

STARWOOD WAYPOINT RESIDENTIAL TRUST

NON-EXECUTIVE TRUSTEE SHARE PLAN

RESTRICTED SHARE AWARD AGREEMENT

THIS RESTRICTED SHARE AWARD AGREEMENT (the “Agreement”), dated as of                 , 20   (the “Grant Date”), is made by and between Starwood Waypoint Residential Trust, a Maryland real estate investment trust (the “Company”), and                 (the “Grantee”).

WHEREAS, the Company has adopted the Starwood Waypoint Residential Trust Non-Executive Trustee Share Plan (the “Plan”), pursuant to which the Company may grant to the Grantee Shares which are restricted as to transfer (shares so restricted hereinafter referred to as “Restricted Shares”);

WHEREAS, the Grantee is a member of the Board of Trustees of the Company who is not an executive officer of the Company;

WHEREAS, the Company desires to grant to the Grantee the number of Restricted Shares provided for herein;

NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

Section 1.                                          Grant of Restricted Share Award

(a)                                 Grant of Restricted Shares. The Company hereby grants to the Grantee Restricted Shares on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan.

(b)                                 Incorporation of Plan. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Board shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon the Grantee and its representatives in respect of any questions arising under the Plan or this Agreement.

Section 2.                                          Terms and Conditions of Award

The grant of Restricted Shares provided in Section 1(a) shall be subject to the following terms, conditions and restrictions:

(a)                                 Ownership of Shares. Subject to the restrictions set forth in the Plan and this Agreement, the Grantee shall possess all incidents of ownership of the Restricted Shares granted hereunder, including the right to receive dividends and distributions with respect to such Shares, as set forth in clause (b) below, and the right to vote such Shares.

(b)                                 Payment of Dividends/Distributions. The Grantee shall be entitled to receive dividends and distributions which become payable on the Restricted Shares at the time such dividends or distributions are paid to other holders of Shares. Shares or other property (other than cash) distributed in connection with a dividend or distribution payable with respect to the Restricted Shares shall be subject to restrictions and a risk of forfeiture to the same extent as such Restricted Shares.

(c)                                  Restrictions. Restricted Shares and any interest therein, may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of prior to the lapse of restrictions set forth in this Agreement applicable thereto, as set forth in Section 2(e). The Board may in its discretion, cancel all or any portion of any outstanding restrictions prior to the expiration of the periods Provided under Section 2(e).

(d)                                 Certificate; Restrictive Legend. The Grantee agrees that any certificate issued for Restricted Shares prior to the lapse of any outstanding restrictions relating thereto shall be inscribed with the following legend:

This certificate and the shares represented hereby are subject to the terms and conditions, including forfeiture provisions and restrictions against transfer (the “Restrictions”), contained in the Starwood Waypoint Residential Trust Non-Executive Trustee Share Plan and an agreement entered into between the registered owner and Starwood Waypoint Residential Trust Any attempt to dispose of these Shares in contravention of the Restrictions, including by way of sale, assignment, transfer, pledge, hypothecation or otherwise, shall be null and void and without effect.

(e)                                  Lapse of Restrictions; Forfeiture. Except as may otherwise be provided herein, the restrictions on transfer set forth in Section 2(c) shall lapse with respect to                  percent (    %) of the Restricted Shares granted hereunder on                 , 20   , provided that the Grantee continues to serve as a member of the Board of Trustees on such vesting date. Performance based vesting provisions, if applicable.

Notwithstanding the foregoing, any as yet unvested Restricted Shares granted hereunder (and any then unvested non-cash dividends and distributions thereon) shall become immediately vested and free of transfer restrictions upon a Change of Control.

Upon each lapse of restrictions relating to Restricted Shares, the Company shall issue to the Grantee a share certificate representing a number of Shares, free of the restrictive legend described in Section 2(d), equal to the number of Shares subject to this Restricted Share Award with respect to which such restrictions have lapsed. If certificates representing such Restricted Shares shall have theretofore been delivered to the Grantee, such certificates shall be returned to the Company, complete with any necessary signatures or instruments of transfer prior to the issuance by the Company of such unlegended Shares.

Notwithstanding the foregoing, upon termination of the Grantee’s service as a member of the Board of Trustees, any as yet unvested Restricted Shares and any as yet unvested non-cash dividends or distributions thereon shall be immediately forfeited. Such forfeited Restricted Shares and such forfeited non-cash dividends or distributions shall be transferred to, and reacquired by, the Company without payment of any consideration by the Company, and neither the Grantee nor any of the Grantee’s successors or assigns shall thereafter have any further rights or interests in such Shares, certificates, dividends and distributions. If certificates containing restrictive legends shall have theretofore been delivered to the Grantee, such certificates shall be returned to the Company, complete with any necessary signatures or instruments of transfer.

Section 3.                                          Miscellaneous

(a)                                 Notices. Any and all notices, designations, consents, offers, acceptances and any other communications provided for herein shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed, in the case of the Company to the Corporate Counsel of the Company at the principal office of the Company and, in the case of the Grantee, at the address most recently on file with the Company.

(b)                                 No Right to Continued Service. Nothing in the Plan or in this Agreement shall confer upon the Grantee any right to continue in the service of the Company.

(c)                                  Bound by Plan. By signing this Agreement, the Grantee acknowledges that the Grantee has received a copy of the Plan and has had an opportunity to review the Plan and has agreed to be bound with respect to all the terms and provisions of the Plan.

(d)                                 Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Grantee and the Grantee’s successors and assigns.

(e)                                  Invalid Provision. The invalidity or unenforceability of any particular provision thereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

(f)                                   Modifications. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

(g)                                 Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.

(h)                                 Governing Law. This Agreement and the rights of the Grantee hereunder shall be construed and determined in accordance with the laws of the State of Maryland.

(i)                                    Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(j)                                    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the                 day of                 , 20  .

STARWOOD WAYPOINT RESIDENTIAL TRUST

By:
Name:
Title:

GRANTEE

Name: